Exhibit 99.1
Majesco Entertainment Company Reports First Quarter Fiscal 2011 Financial Results
Strong Quarterly Results; Raising Guidance for the Full Year
EDISON, N.J., March 8, 2011 /PRNewswire/ — Majesco Entertainment Company (Nasdaq: COOL), an innovative provider of video games for the mass market, today reported financial results for the first quarter ended January 31, 2011.
For the first quarter ended January 31, 2011, Majesco’s net revenues were $48.5 million versus $29.2 million in the same period a year ago. During this same period, the Company reported operating income of $8.0 million, compared to operating income of $2.5 million in the first quarter of 2010. Non-GAAP operating income was $8.3 million versus non-GAAP operating income of $3.5 million in 2010. Net income for the quarter was $6.8 million versus net income of $3.8 million in 2010. On a non-GAAP basis, net income for the quarter was $7.5 million compared to non-GAAP net income of $2.9 million last year.
The Company’s basic and diluted net income per share for the quarter ended January 31, 2011 was $0.18, compared to basic and diluted net income per share of $0.10 in the same period last year. Non-GAAP basic and diluted net income per share was $0.20 compared to net income per share of $0.08 last year. Please refer to the Reconciliation of GAAP to Non-GAAP Financial Measures table included later in this release for additional information and details on non-GAAP items.
Jesse Sutton, Chief Executive Officer of Majesco, said, “Majesco had one of its best holiday quarters in the company’s history. Zumba Fitness has proven to be an extremely successful title, and is quickly establishing itself as another key franchise alongside Cooking Mama. We were pleased with the Babysitting Mama and Crafting Mama launches, as both sold well at retail and show that the Cooking Mama brand is alive and well. We’ve also made significant progress with our digital initiative — we are building this business alongside our traditional retail business. We made our first real entry into the social games business with Cooking Mama Friends Café on Facebook, and are happy to announce that we have over 750,000 active users, despite a very limited marketing campaign to date. We are already hard at work preparing to launch our next Facebook game this spring — Parking Wars 2, based on the A&E television series in its fourth season. We plan to release at least 3 Facebook games this fiscal year, and have an experienced team working on optimizing the gameplay to improve the overall experience and monetization.”
Highlights
•	First quarter 2011 net revenues were $48.5 million, an increase of $19.3 million, or 66 percent, compared to the same quarter last year. Growth was driven by the successful launches of Zumba® Fitness and Babysitting Mama.

•	Gross margin for the first quarter 2011 was 40.5 percent, compared to 29.8 percent in 2010. The expansion in gross margin was driven by the higher price points of Zumba® Fitness, compared with our Wii and DS titles a year ago.

•	Zumba® Fitness has quickly become one of the company’s fastest-selling titles, having sold over 1 million units in its first four months. Momentum continued past the holiday season, as Zumba® Fitness was the industry’s #2 best-selling title on the Wii in January, and the 5th best selling title overall, according to the NPD Group.

•	Babysitting Mama shipped in early November and starred the iconic Mama character in her latest brand extension. This innovative game was delivered with an adorable plush baby doll into which the babysitter tucks the Wii Remote™ in order to interact with the doll and game at the same time in 40 different activities.

•	Cooking Mama Friends Café launched on Facebook in December, marking the Company’s first significant foray into the social gaming business. The game is free to play, supported by a micro-transaction model, and is an exciting new opportunity to broaden awareness for the Mama brand while introducing a viable new revenue stream for the Company. Despite being in Beta mode, with limited marketing support, Cooking Mama Friends Café already has over 750,000 monthly active users.
Announced Product Line-up
Second Quarter Fiscal 2011 Ending April 30, 2011
To date, the Company has announced the following titles that were or are expected to be released during its fiscal second quarter 2011:
•	Monster Tale for Nintendo DS is being developed by the key leads behind the critically acclaimed Henry Hatsworth in the Puzzling Adventure. The game mixes platform game play on the top screen with a deep pet-raising game on the Touch Screen to create a dynamic, one-of-a-kind adventure. The heroes of this intriguing tale are little Ellie and a mysterious young monster named Chomp, who together set out to reclaim the Monster World from the Kid Kings and their enslaved creature pets.

•	Greg Hastings Paintball 2 for PlayStation®Network is the most realistic paintball experience to date from the #1 name in the sport. The game introduces more than 10 single and multiplayer game modes, each staged in all-new paintball locations based on 62 actual fields around the world. Featuring three new event branches — Tournament Speedball, Recball, and Tournament Woodsball — players can build and develop their team of professional ballers to conquer the field. Support for the PlayStation®Move motion controller ensures precise targeting in online battles with up to 14 friends.

•	Left Brain Right Brain for iPhone, iPad and iPod Touch is based on the best-selling Nintendo DS ambidextrous brain game franchise that lets players sharpen their mental skills by training the left and right hemispheres of their brain with activities based on speed, accuracy, association, recognition, memory and strategy.
Fiscal 2011
To date, the Company has announced the following titles that are expected to be released during the rest of fiscal 2011:
•	Cake Mania Main Street for Nintendo DS is based on the best-selling Cake Mania franchise that has been downloaded more than 200 million times and sold more than 700,000 copies worldwide on DS and Wii. The game features 100 new levels of fast-paced gameplay marked by the series’ signature time management mechanic, but this time players must run entirely new businesses, including a burger barn, flower shop and sushi restaurant.

•	Parking Wars 2 for Facebook is based on the hit real-life television series “Parking Wars”, now in its fourth season on A&E. The game picks up where the 2008 Facebook game of the same name left off, as players ticket those cars left at expired meters while avoiding getting parking tickets from their friends. This “freemium” game supported by micro-transactions lets players monitor and maintain their own street, keeping track of those parking on it while developing new properties to attract patrons and generate income.

•	Face Kart: Photo Finish for Nintendo 3DS literally puts YOU in the driver’s seat of an arcade style kart racer; players take photos of their face with their Nintendo 3DS camera and use them as avatars for their custom 3D racers, billboards and power-ups.

•	Pet Zombies for Nintendo 3DS lets players reanimate their very own zombies with a range of customizations and then care for (or torment!) their pets as they play with them in creepy 3D environments.
Fiscal 2011 Outlook
The Company expects fiscal 2011 full year net revenue in a range of $100 to $110 million, up from the prior range of $85 to $90 million, and non-GAAP EPS of $0.20 to $0.25, up from $0.06 to $0.10. We have not provided a reconciliation of forward-looking GAAP and Non-GAAP financial measures due to the potential effects that changes in our stock price may have on the fair value of outstanding warrants. However, we expect non-cash compensation to amount to approximately $0.03 to $0.05 per share in fiscal 2011.
The Company’s guidance assumes the release of approximately 19 SKUs in 2011, including six for the 3DS, four for Kinect for the Xbox 360, three for Playstation 3, two for Wii and four for DS. The Company’s results are also impacted by seasonality from the December holiday period and variability based on release schedules.
2011 RELEASE SCHEDULE

Quarter 1	Quarter 2	Quarter 3	Quarter 4
Babysitting Mama Wii, $49.99	Monster Tale DS, $29.99	Cake Mania Main Street DS	Face Kart: Photo Finish 3DS
Zumba Fitness for Kinect, Wii and Move, $49.99 Kinect, $39.99 Wii and Move	Zumba Fitness for Wii and Move (Europe)	Parking Wars 2 for Facebook; freemium	Pet Zombies 3DS
Zumba Fitness for Kinect (Europe)	Greg Hastings Paintball 2 PSN, Price TBA
Cooking Mama Friends’ Café Facebook; freemium	Left Brain Right Brain iPhone
Conference Call

At 4:30 p.m. (EST) today, management will host an earnings conference call. To access the call in the U.S., please dial 1-800-860-2442. Please dial in approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days from the “Investor Info” section of the Company’s website at http://www.majescoentertainment.com. In addition, a replay of the call will be available via telephone for seven days beginning approximately two hours after the call. To listen to the telephone replay in the U.S., please dial 1-877-344-7529 and for international callers, dial 1-412-317-0088. Enter access code 449033.
Generally Accepted Accounting Principles (GAAP) and Non-GAAP Metrics
To facilitate a comparison between the three months ended January 31, 2011 and 2010, the Company has presented both GAAP and non-GAAP financial results. GAAP financial measures, including operating income, net income, and basic and diluted earnings per share, have been adjusted to report certain non-GAAP financial measures.
These non-GAAP financial measures exclude the following items from the Company’s consolidated statements of operations:
•	Expenses related to non-cash compensation

•	Net proceeds from sale of certain state income tax net operating loss carryforwards

•	Change in fair value of warrants

•	Severance costs for workforce reduction
These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
For more information on these non-GAAP financial measures, please see the tables in this release captioned “Reconciliation of GAAP and Non-GAAP Financial Measures”.
About Majesco Entertainment Company
Majesco Entertainment Company is a provider of video games for the mass market. Building on more than 20 years of operating history, the Company is focused on developing and publishing a wide range of casual and family oriented video games on Kinect for Xbox 360®, PlayStation®Move motion controller, Wii™, Nintendo 3DS™ and DS™, Facebook® Platform, mobile and other leading platforms. Product highlights include Cooking Mama™, Babysitting Mama™, TETRIS® Party Deluxe and Zumba Fitness®. The Company’s shares are traded on the Nasdaq Stock Market under the symbol: COOL. Majesco is headquartered in Edison, NJ and has an international office in Bristol, UK. More info can be found online at www.majescoentertainment.com or on Twitter at www.twitter.com/majesco.
For additional information, please contact:
Todd Greenwald, CFA
Director of Investor Relations & Strategic Planning
732-476-1938
tgreenwald@majescoentertainment.com
Safe Harbor
Some statements set forth in this release, including the estimates under the headings “Fiscal 2011 Outlook” contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause our results to differ materially from our expectations include the following: consumer demand for our products, the availability of an adequate supply of current-generation and next-generation gaming hardware, including but not limited to Nintendo’s DS and Wii™ platforms; our ability to predict consumer preferences among competing hardware platforms; consumer spending trends; the seasonal and cyclical nature of the interactive game segment; timely development and release of our products; competition in the interactive entertainment industry; developments in the law regarding protection of our products; our ability to secure licenses to valuable entertainment properties on favorable terms; our ability to manage expenses; our ability to attract and retain key personnel; adoption of new accounting regulations and standards; adverse changes in the securities markets; our ability to comply with continued listing requirements of the Nasdaq stock exchange; the availability of and costs associated with sources of liquidity; and other factors described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended October 31, 2010. We do not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY
UNAUDITED SUPPLEMENTARY PRODUCT DATA
NET SALES BY PLATFORM FOR THREE MONTHS
(Unaudited, in thousands)

	Three Months Ended January 31,
	2011	%	2010	%
Nintendo Wii	$25,899	53.4%	$7,973	27.3%
Microsoft Xbox 360	10,944	22.6%	176	0.6%
Nintendo DS	9,018	18.6%	20,255	69.4%
Sony Playstation 3	2,331	4.8%	0	0.0%
Other	274	0.6%	802	2.7%

TOTAL	$48,466	100.0%	$29,206	100.0%

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET DATA
(In thousands, except share data)

	January 31,	October 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,889	$8,004
Due from factor	13,769	1,015
Accounts and other receivables, net	844	725
Inventory, net	7,240	8,418
Advance payments for inventory	643	5,454
Capitalized software development costs and license fees	3,521	4,903
Prepaid expenses	486	921

Total current assets	34,392	29,440
Property and equipment, net	551	520
Other assets	69	69

Total assets	$35,012	$30,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$14,768	$11,375
Inventory financing payables	84	5,557
Advances from customers	555	945

Total current liabilities	15,407	17,877
Warrant liability	560	144
Commitments and contingencies
Stockholders’ equity:
Common stock — $.001 par value; 250,000,000 shares authorized; 39,519,707 and 39,326,376 shares issued and outstanding at January 31, 2011 and October 31, 2010, respectively	40	39
Additional paid-in capital	115,100	114,824
Accumulated deficit	(95,571)	(102,333)
Accumulated other comprehensive loss	(524)	(522)

Net stockholders’ equity	19,045	12,008

Total liabilities and stockholders’ equity	$35,012	$30,029

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS DATA
(Unaudited, in thousands, except share data)

	Three Months Ended
	January 31
	2011	2010
Net revenues	$48,466	$29,206

Cost of sales
Product costs	20,823	11,728
Software development costs and license fees	8,012	7,867
Loss on impairment of software development costs and license fees — future releases	—	905

	28,835	20,500

Gross profit	19,631	8,706

Operating costs and expenses
Product research and development	1,230	934
Selling and marketing	7,009	3,056
General and administrative	3,308	2,124
Depreciation and amortization	45	53

	11,592	6,167

Operating income	8,039	2,539
Other expenses (income)
Interest and financing costs, net	710	497
Change in fair value of warrants	416	(202)

Income before income taxes	6,913	2,244
Income taxes	151	(1,563)

Net income	$6,762	$3,807

Net income per share:
Basic	$0.18	$0.10

Diluted	$0.18	$0.10

Weighted average shares outstanding:
Basic	37,638,705	36,808,062

Diluted	37,732,220	36,829,239

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS DATA
(Unaudited, in thousands)

	Three Months Ended
	January 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,762	$3,807
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45	53
Change in fair value of warrants	416	(202)
Non-cash compensation expense	276	522
Loss on disposal of assets	—	19
Provision for price protection and customer allowances	1,887	1,169
Amortization of software development costs and license fees	2,784	2,186
Loss on impairment of software development costs and license fees	25	905
Changes in operating assets and liabilities:
Due from/(to) factor	(14,238)	(6,671)
Accounts and other receivables	(521)	(645)
Inventory	1,178	2,599
Capitalized software development costs and license fees	(1,427)	(1,957)
Advance payments for inventory	4,811	2,472
Prepaid expenses and other assets	435	304
Accounts payable and accrued expenses	3,394	2,741
Advances from customers and other liabilities	(391)	(374)

Net cash provided by operating activities	5,436	6,928

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(77)	(4)

Net cash used in investing activities	(77)	(4)

CASH FLOWS FROM FINANCING ACTIVITIES
Inventory financing	(5,472)	(6,053)

Net cash used in financing activities	(5,472)	(6,053)

Effect of exchange rates on cash and cash equivalents	(2)	(7)

Net (decrease) increase in cash and cash equivalents	(115)	864
Cash and cash equivalents — beginning of period	8,004	11,839

Cash and cash equivalents — end of period	$7,889	$12,703

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Cash paid for interest	$710	$497

MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except share amounts)

	Three Months Ended
	January 31,
	2011	2010
GAAP operating income	$8,039	$2,539
Non-cash compensation (1)	276	544
Severance (2)	—	403

Non-GAAP operating income	$8,315	$3,486

GAAP net income	$6,762	$3,807
Non-cash compensation (1)	276	544
Severance (2)	—	403
Change in fair value of warrants (3)	416	(202)
Sale of NJ state operating loss carryforwards (4)	—	(1,656)

Non-GAAP net income	$7,454	$2,896

GAAP net income per diluted share	$0.18	$0.10
Non-cash compensation (1)	0.01	0.01
Severance (2)	—	0.01
Change in fair value of warrants (3)	0.01	(0.01)
Sale of NJ state operating loss carryforwards (4)	—	(0.04)

Non-GAAP net income per diluted share	$0.20	$0.08

Shares used in GAAP and Non-GAAP per diluted share amounts	37,732,220	36,829,239

(1)	Represents expenses recorded for stock compensation expense. The Company does not consider stock-based compensation charges when evaluating business performance and management does not consider stock-based compensation expense in evaluating its short and long-term operating plans.

(2)	Represents one time severance costs related to a workforce reduction. During January 2010, Company management initiated a plan of restructuring to better align its workforce to its revised operating plans. As part of the plan, the Company reduced its personnel count by 16 employees, representing 17% of its workforce.

(3)	Represents the change in the fair value of warrants classified as a liability. The fair value of the warrants is calculated at each balance sheet date with a corresponding charge or credit to earnings for the amount of the change in fair value.

(4)	In December 2009, we received proceeds of approximately $1.6 million from the sale of the rights to approximately $21.2 million of New Jersey state income tax operating loss carryforwards, under the Technology Business Tax Certificate Program administered by the New Jersey Economic Development Authority. Net proceeds were recorded as an income tax benefit during the three months ended January 31, 2010.